Exhibit 99.1

ONI BioPharma Inc. Announces Closing on $2,600,000 in Equity Financing

Friday June 13, 9:00 am ET

ALACHUA, FL—(MARKET WIRE)—June 13, 2008 — Oragenics Inc. (ONI BioPharma Inc.) (AMEX:ONI - News) today reported that it has closed on its previously announced equity financing of $2,600,000. As a result of the closing, the Company will issue 5,777,778 shares of common stock and warrants to acquire 5,777,778 million shares of common stock at an exercise price of $1.30 per share to the purchasers.

Stanley B. Stein, the Company’s President and CEO, stated, “We are very pleased that we were able to close this expected financing on a timely basis and obtain the approval from the American Stock Exchange for the listing of the additional shares. With this financing we are able to continue our commitment to deliver shareholder value through the development and commercialization of our products.”

The securities described herein have not been registered under the Securities Act in reliance on exemption from registration and, as a result, the securities cannot be resold except pursuant to registration under the Securities Act or an exemption.

About ONI BioPharma Inc.

ONI BioPharma Inc. is a biopharmaceutical company with a pipeline of unique proprietary technologies. The Company has a number of products in discovery, preclinical and clinical development, with a concentration in the main therapeutic area of infectious diseases. Our core pipeline includes products and supporting platform technologies for use in the treatment and diagnosis of human infections.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect ONI BioPharma Inc current views with respect to future events and financial performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to our ability to successfully develop and commercialize our products and technologies and those set forth in our most recently filed annual report on Form 10-KSB and quarterly report on Form 10-Q, and other factors detailed from time to time in filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements.

Contact:

Contact:

Oragenics Inc.

Stanley B. Stein

386-418-4018 X222

http://www.oragenics.com